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Exhibit 99.2

Statement Under Oath of Lee Adrean Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Lee Adrean, state and attest that:

  (1) To the best of my knowledge, based upon a review of the covered reports of EarthLink, Inc., and, except as corrected or supplemented in a subsequent covered report:

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  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

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  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2) I have reviewed the contents of this statement with EarthLink, Inc.'s audit committee.

  (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

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  the 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission of EarthLink, Inc.;

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  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of EarthLink, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

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  any amendments to any of the foregoing.

/s/ LEE ADREAN Lee Adrean August 14, 2002	Subscribed and sworn to before me this 14th day of August 2002.
/s/ CANDIDA P. GIBSON Notary Public
My Commission Expires: November 7, 2004

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  Exhibit 99.2
Statement Under Oath of Lee Adrean Regarding Facts and Circumstances Relating to Exchange Act Filings